Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference to the Registration Statement on Form S-8 of Lincoln Bancorp (the "Company"), File Number 000-25219, of our report dated February 8, 2000 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended December 31, 1999 filed pursuant to the Securities and Exchange Act of 1934.



/s/ Olive LLP
Olive LLP

Indianapolis, Indiana
March 28, 2000